EXHIBIT 99.2

GARRITAN CORPORATION

AUDITED FINANCIAL STATEMENTS

as of December 31, 2010 and December 31, 2009

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Garritan Corporation

Orca, WA

We have audited the accompanying balance sheets of Garritan Corporation as of December 31, 2010 and 2009, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garritan Corporation as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota

March 14, 2012

GARRITAN CORPORATION	BALANCE SHEET DECEMBER 31

	2010	2009
Assets:
Current assets:
Cash	$114,031	$103,648
Accounts receivable	100,843	101,006
Inventories	923	1,194

Total current assets	215,797	205,848

Property and equipment:
Office equipment	26,215	2,751
Machinery and equipment	16,782	16,782
Vehicle	-	17,300

	42,997	36,833
Less accumulated depreciation	15,462	24,392

Net property and equipment	27,535	12,441

Capitalized software development costs:
Sound libraries, net	412,312	349,540
GIGA rights, net	31,250	56,250
Capitalized ARIA Player costs, net	224,112	208,341

Net capitalized software	667,674	614,131

TOTAL ASSETS	$911,006	$832,420

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$434	$401
Accrued expenses	20,000	15,000
Note payable, stockholder	-	75,000

Total current liabilities	20,434	90,401

Stockholders’ equity:
Capital stock, no par value, 100 shares authorized, issued and outstanding	1,000	1,000
Paid-in capital	119,554	119,554
Retained earnings	770,018	621,465

Total stockholders’ equity	890,572	742,019

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$911,006	$832,420

See notes to financial statements.

GARRITAN CORPORATION	STATEMENTS OF INCOME AND RETAINED EARNINGS YEARS ENDED DECEMBER 31

	2010	2009

Revenue:
Distributors’ sales	$282,218	$306,971
Direct product sales	627,808	445,705

Total revenue	910,026	752,676

Cost of goods sold	301,570	295,131

Gross profit	608,456	457,545

Operating expenses:
General and administrative	185,806	162,397
Research and development	138,848	76,023

	324,654	238,420

Income from operations	283,802	219,125

Interest income (expense)
Income	463	473
Expense	-	(16)

	463	457

Net income	$284,265	$219,582

Retained earnings, beginning	621,465	510,207

Stockholders’ distributions	(135,712)	(108,324)

Retained earnings, ending	$770,018	$621,465

See notes to financial statements.

GARRITAN CORPORATION	STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31

	2010	2009

Cash flows from operating activities:
Net income	$284,265	$219,582
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software	241,660	209,354
Depreciation	8,081	6,365
Gain on sale of equipment	(6,337)	-
Decrease (increase) in assets:
Accounts receivable	163	(5,030)
Inventories	271	519
Increase (decrease) in liabilities:
Accounts payable	33	(1,135)
Retirement plan contribution payable	5,000	-

Net cash provided by operating activities	533,136	429,655

Cash flows from investing activities:
Capitalized software development costs, sounds libraries	(199,448)	(241,315)
Capitalized ARIA Player costs	(95,755)	(129,216)
Purchase of property and equipment	(23,463)	(2,751)

Net cash used in investing activities	(318,666)	(373,282)

Cash flows from financing activities:
Proceeds from note payable, stockholder	-	75,000
Repayment of note payable, stockholder	(75,000)	-
Stockholders’ distributions	(129,087)	(108,324)

Net cash used in financing activities	(204,087)	(33,324)

Net increase in cash	10,383	23,049

Cash, beginning	103,648	80,599

Cash, ending	$114,031	$103,648

Supplemental disclosure of cash flow information
Cash payments for interest	$-	$16

Supplemental disclosure of non-cash investing and financing activities:
Stockholder distribution of a vehicle	$6,625	$-

See notes to financial statements.

GARRITAN CORPORATION	NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2010 AND 2009

1.	Nature of business and summary of significant accounting policies:

Nature of business:

Garritan Corporation (the Company) conceives, develops and implements sound software libraries. These libraries allow the user to create music using their own computers and integrates with other programs to record and notate the user’s music. The Company is worldwide in distribution (DVD and download) and sells mostly by download directly to customers via the web.

Accounts receivable, trade:

The Company extends unsecured credit to its customers in the ordinary course of business. Based on management’s evaluation of uncollected accounts receivable at the end of each year, all open invoices are considered collectible and no allowance for bad debt is recorded. Interest is not charged on past due accounts.

Inventories:

Inventory consists of DVD’s used in producing software libraries. DVD’s are stated at the lower of cost or market with cost being determined on a weighted average cost method.

Property and equipment:

Property and equipment are stated at cost and are being depreciated using the straight-line method over five to seven years.

Total depreciation expense was $8,081 and $6,365 for the years ended December 31, 2010 and 2009, respectively.

Capitalized software development costs:

Capitalized software consists of costs to develop player technology software and sound library software. Software development costs incurred subsequent to establishing technological feasibility through the release date of the software products are capitalized. Technological feasibility is demonstrated by the completion of a working model or a base sound platform for new release.

Sound libraries:

Capitalized costs for sound libraries are amortized using the straight-line method over twenty-four months, which management has generally identified as the best estimate of a library’s useful life.

	2010	2009
Sound libraries, cost	$1,682,534	$1,483,086
Accumulated amortization	1,270,222	1,133,546

Sound libraries, net	$412,312	$349,540

Total amortization expense was $136,676 and $129,771 for the years ended December 31, 2010 and 2009, respectively.

Amortization expense will be incurred in future years as follows:

December 31

2011	$112,395
2012	125,574
2013	133,876
2014	40,467

$412,312

GIGA rights:

The Company purchased certain technology assets (GIGA rights) in March 2009 for $75,000. The GIGA rights are embedded and integral in a number of the Company’s sound libraries. The technology assets have a greater use as a baseline for multiple versions of each of the Company’s sound libraries. Hence, the GIGA rights are being amortized using the straight-line method over thirty-six months.

GARRITAN CORPORATION	NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2010 AND 2009

1.	Nature of business and summary of significant accounting policies (continued):

	2010	2009

GIGA rights, cost	$75,000	$75,000
Accumulated amortization	43,750	18,750

GIGA rights, net	$31,250	$56,250

Total amortization expense was $25,000 and $18,750 for the years ended December, 31, 2010 and 2009, respectively.

Amortization expense will be incurred in future years as follows:

December 31

2011	$25,000
2012	6,250

$31,250

ARIA Player Costs:

ARIA Player technology consists of costs to develop a media player specific to the sound libraries. This media player is embedded in the sound libraries. Costs incurred subsequent to establishing technological feasibility through the release date of each version of the ARIA Player are capitalized. As the technology to develop the ARIA Player is inherent to multiple versions of sound libraries, management has estimated the costs to be amortized using a straight-line method over sixty months.

	2010	2009

ARIA Player	$399,919	$304,164
Accumulated amortization	175,807	95,823

ARIA Player, net	$224,112	$208,341

Total amortization expense was $79,984 and $60,833 for the years ending December 31, 2010 and 2009, respectively.

Amortization expense will be incurred in future years as follows:

December 31

2011	$79,984
2012	63,346
2013	44,994
2014	35,788

$224,112

Advertising costs:

Advertising costs, included in operating expenses, are expensed as incurred and were $0 and $15,890 for the years ended December 31, 2010 and 2009, respectively.

Revenue recognition:

Revenues from software libraries are recognized when all the following conditions are met: there is evidence of an agreement with the customer, shipment has occurred or if downloaded, transmission has occurred, the total sales price is fixed and determinable and collection is probable and any uncertainties with regard to customer acceptance are insignificant. Charges to customers for shipping and handling are included in revenue. Revenue is recorded net of any sales tax or use tax. Sales taxes collected from customers are included in accounts payable until remitted to the appropriate taxing jurisdiction.

GARRITAN CORPORATION	NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2010 AND 2009

1.	Nature of business and summary of significant accounting policies (continued):

Income taxes:

The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

The Financial Accounting Standards Board issued guidance on accounting for uncertainty in income taxes. The Company adopted this new guidance for the year ended December 31, 2010 and 2009. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2008.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations:

The Company maintains its cash balances in one financial institution. Cash balances at times may exceed FDIC limits, however, no losses have been experienced.

We had three customers representing 44%, 20% and 10% of outstanding accounts receivable at December 31, 2010. None of these customers represented a concentration in revenue. As of December 31, 2009, we had five customers representing 33%, 21%, 14%, 11% and 11% of outstanding accounts receivable with no customer representing a concentration of revenue.

Research and development:

All research and development costs, included in operating expenses, are charged to operations as incurred and were $138,848 and $76,023 for the years ended December 31, 2010 and 2009, respectively.

Impairment of long-lived assets:

The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts.

Product warranty obligation:

Based on historical data, the Company has experienced very little return on products sold. On occasion, a software library downloaded or DVD sold may not work properly and has been replaced. It is management’s evaluation that, due to the infrequent nature and small amount, no product warranty obligation should be established.

Subsequent events:

Management evaluated for subsequent events through March 14, 2012 the date the financial statements were available for issuance.

2.	Retirement plan:

The Company has a Simplified Employee Pension (SEP) covering the stockholders. The Company’s contribution was $20,000 and $15,000 for the years ended December 31, 2010 and 2009, respectively.

GARRITAN CORPORATION	NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2010 AND 2009

3.	Commitments and contingencies:

The Company has contractual relationships and license agreements with various resellers and third parties in the ordinary course of business. These arrangements subject the Company or the third parties to certain individual performance standards. The Company has not determined or recorded any minimum gain or loss accruals related to these arrangements.

4.	Note payable, stockholder:

For the year ending December 31, 2009, the Company had an unsecured demand note for $75,000 with the stockholders, which bears no interest and was repaid during 2010.

5.	Related party transactions:

The Company rents office space, on a month-to-month lease, from the stockholders. Annual rent expense was $6,000 for December 31, 2010 and 2009 there are no future rent obligations.

6.	Subsequent events:

The Company executed a stock purchase agreement with MakeMusic, Inc. on December 21, 2011 and closed on the transaction effective December 30, 2011. Under terms of the agreement, Garritan Corporation became a wholly owned subsidiary of MakeMusic, Inc.